EXHIBIT 99.1

Contacts: URS Corporation Sam Ramraj Vice President, Investor Relations (415) 774-2700	Sard Verbinnen & Co Jamie Tully/Delia Cannan (212) 687-8080

URS CORPORATION REPORTS FIRST QUARTER 2013 RESULTS

Reaffirms Outlook for Fiscal 2013;
Announces Quarterly Dividend

SAN FRANCISCO, CA – May 7, 2013 – URS Corporation (NYSE: URS) today reported its financial results for the first quarter of fiscal 2013, which ended on March 29, 2013.

Revenues for the first quarter of 2013 were $2.80 billion compared to $2.36 billion recorded during the first quarter of 2012.  Operating income for the quarter was $152.6 million, compared with $161.4 million reported in the corresponding period of the prior year. Net income was $71.9 million, compared with net income of $79.7 million reported in the first quarter of 2012.  Diluted earnings per share (“EPS”) were $0.96, compared with EPS of $1.07 reported in the first quarter of last year.

The results for the first quarter of fiscal 2012 included an after-tax charge of $3.4 million, or $.05 per share, related to the acquisition of Flint Energy Services Ltd. (“Flint”).  Excluding this charge, URS’ net income for the first quarter of fiscal 2012 would have been $83.1 million and diluted EPS would have been $1.12.

A table reconciling net income and EPS for the Company for the first quarter of fiscal 2012, excluding the charge noted above, to generally accepted accounting principles (“GAAP”) results is included in the Reconciliation Schedule of GAAP to Non-GAAP Measures attached to this release and available on the investor relations section of the Company’s website at: www.urs.com.

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Commenting on the Company’s financial results, Martin M. Koffel, Chairman and Chief Executive Officer, stated:  “Overall results in the quarter were in line with our expectations.  Revenues were driven by our strategy of diversifying across private and public market sectors, including our recent expansion in oil and gas.  We expect that operating income quarter-to-quarter will be uneven due to the diverse size and scope of our operations and large projects, and this is reflected in the first quarter results.  Operating cash flow was particularly robust in the quarter.  We generated $50 million in operating cash flow, which we continue to use to support organic growth and return value to stockholders.  We repurchased one million shares during the quarter and paid a dividend of $0.20 per share.  Based on our current operations, the book of business in hand and pending proposals, we remain on track to achieve our guidance for the year.”

The Company’s backlog was $12.8 billion at the end of the first quarter of 2013, compared to $13.3 billion as of December 28, 2012, the last day of the Company’s 2012 fiscal year.  The Company ended the quarter with a book of business of $24.2 billion, compared to $24.9 billion at the end of fiscal 2012.

Business Segment Results

In addition to providing consolidated financial results, URS reports separate financial information for its four segments:  Infrastructure & Environment, Federal Services, Energy & Construction, and Oil & Gas.  The Infrastructure & Environment segment includes program management, planning, design and engineering, construction management, and operations and maintenance services in the federal, infrastructure, and industrial and commercial markets.  The Federal Services segment primarily includes program management, planning, systems engineering and technical assistance, construction and construction management, operations and maintenance, information technology services, and decommissioning and closure services to the U.S. Departments of Defense, State, Homeland Security and Treasury, NASA and other federal agencies.  The Energy & Construction segment includes program management, planning, design, engineering, construction and construction management, operations and maintenance, and decommissioning and closure services to clients in the power, infrastructure, industrial and commercial, and federal markets.  The Oil & Gas segment consists of the operations of Flint, which URS acquired on May 14, 2012, which includes construction, maintenance and other services across the upstream, midstream and downstream oil and gas market.

Infrastructure & Environment.  For the first quarter of 2013, the Infrastructure & Environment segment reported revenues of $933.4 million and operating income of $41.3 million, compared to revenues of $964.2 million and operating income of $45.9 million for the corresponding period in 2012.

Federal Services.  For the first quarter of 2013, the Federal Services segment reported revenues of $678.2 million and operating income of $99.1 million, compared to revenues of $717.1 million and an operating income of $93.0 million for the corresponding period in 2012.

Energy & Construction.  For the first quarter of 2013, the Energy & Construction segment reported revenues of $664.8 million and operating income of $27.1 million, compared to revenues of $725.7 million and an operating income of $48.1 million for the corresponding period in 2012.

Oil & Gas.  For the first quarter of 2013, the Oil & Gas segment reported revenues of $583.8 million and operating income of $7.8 million.  URS established the Oil & Gas segment with the acquisition of Flint on May 14, 2012.

Quarterly Dividend

On May 3, 2013, the Company declared a quarterly cash dividend of $0.21 per common share for the second quarter of 2013.  The dividend will be paid on July 5, 2013 to stockholders of record as of June 14, 2013.

Outlook for Fiscal 2013

URS continues to expect that fiscal 2013 consolidated revenues will be between $11.8 billion and $12.2 billion.  The Company also continues to expect that EPS will be between $4.25 and $4.75, on a fully diluted basis.

Webcast Information

URS will host a dial-in conference call on Tuesday, May 7, 2013 at 5:00 p.m. (ET) to discuss its first quarter fiscal 2013 results.  A live webcast of this call will be available on the investor relations portion of URS’ website at http://investors.urs.com.

URS Corporation (NYSE:  URS) is a leading provider of engineering, construction and technical services for public agencies and private sector companies around the world.  The Company offers a full range of program management; planning, design and engineering; systems engineering and technical assistance; construction and construction management; operations and maintenance; information technology; and decommissioning and closure services.  URS provides services for power, infrastructure, industrial, oil and gas, and federal projects and programs.  Headquartered in San Francisco, URS Corporation has more than 50,000 employees in a network of offices in nearly 50 countries (www.urs.com).

TABLES TO FOLLOW
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Statements contained in this earnings release that are not historical facts may constitute forward-looking statements, including statements relating to future revenues, net income and earnings per share, future backlog and book of business, future dividend payments and other future business, economic and industry trends and conditions.  We believe that our expectations are reasonable and are based on reasonable assumptions; however, we caution against relying on any of our forward-looking statements as such forward-looking statements by their nature involve risks and uncertainties.  A variety of factors, including but not limited to the following, could cause our business and financial results, as well as the timing of events, to differ materially from those expressed or implied in our forward-looking statements:  declines in the economy or client spending; federal sequestration; changes in our book of business; our compliance with government regulations; integration of acquisitions; employee, agent or partner misconduct; our ability to procure government contracts; liabilities for pending and future litigation; environmental liabilities; changes in oil, natural gas and other commodity prices; availability of bonding and insurance; our reliance on government appropriations; unilateral termination provisions in government contracts; impairment of our goodwill; our ability to make accurate estimates and assumptions; our accounting policies; workforce utilization; our and our partners’ ability to bid on, win, perform and renew contracts and projects; our dependence on partners, subcontractors and suppliers; customer payment defaults; our ability to recover on claims; impact of target and fixed-priced contracts on earnings; the inherent dangers at our project sites; the impact of changes in laws and regulations; nuclear indemnifications and insurance; misstatements in expert reports; a decline in defense spending; industry competition; our ability to attract and retain key individuals; retirement plan obligations; our leveraged position and the ability to service our debt; restrictive covenants in finance arrangements; risks associated with international operations; business activities in high security risk countries; information technology risks; natural and man-made disaster risks; our relationships with labor unions; our ability to protect our intellectual property rights; anti-takeover risks and other factors discussed more fully in our Form 10-Q for the period ended March 29, 2013, as well as in other reports subsequently filed from time to time with the United States Securities and Exchange Commission.  The forward-looking statements represent our current intentions as of the date on which they were made and we assume no obligation to revise or update any forward-looking statements.

URS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
 (In millions, except per share data)

	March 29, 2013	December 28, 2012
ASSETS
Current assets:
Cash and cash equivalents	$248.8	$314.5
Accounts receivable, including retentions of $129.1 and $114.4, respectively	1,522.2	1,554.8
Costs and accrued earnings in excess of billings on contracts	1,326.7	1,384.3
Less receivable allowances	(67.8)	(69.7)
Net accounts receivable	2,781.1	2,869.4
Deferred tax assets	73.6	67.6
Inventory	60.1	61.5
Other current assets	186.9	204.2
Total current assets	3,350.5	3,517.2
Investments in and advances to unconsolidated joint ventures	272.2	278.3
Property and equipment at cost, net	680.5	687.5
Intangible assets, net	655.5	692.2
Goodwill	3,229.9	3,247.1
Other long-term assets	435.4	364.2
Total assets	$8,624.0	$8,786.5
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$83.0	$71.8
Accounts payable and subcontractors payable, including retentions of $31.9 and $32.3, respectively	680.7	803.5
Accrued salaries and employee benefits	535.2	558.8
Billings in excess of costs and accrued earnings on contracts	264.2	289.1
Other current liabilities	259.5	277.8
Total current liabilities	1,822.6	2,001.0
Long-term debt	2,002.4	1,992.5
Deferred tax liabilities	329.5	328.3
Self-insurance reserves	133.1	129.8
Pension and post-retirement benefit obligations	288.5	300.9
Other long-term liabilities	291.1	271.0
Total liabilities	4,867.2	5,023.5
Commitments and contingencies
URS stockholders’ equity:
Preferred stock, authorized 3.0 shares; no shares outstanding	—	—
Common stock, par value $.01; authorized 200.0 shares; 89.1 and 88.9 shares issued, respectively; and 76.0 and 76.8 shares outstanding, respectively	0.9	0.9
Treasury stock, 13.1 and 12.1 shares at cost, respectively	(540.0)	(494.9)
Additional paid-in capital	3,021.0	3,003.9
Accumulated other comprehensive loss	(145.6)	(113.2)
Retained earnings	1,280.3	1,224.4
Total URS stockholders’ equity	3,616.6	3,621.1
Noncontrolling interests	140.2	141.9
Total stockholders’ equity	3,756.8	3,763.0
Total liabilities and stockholders’ equity	$8,624.0	$8,786.5

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URS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
(In millions, except per share data)

	Three Months Ended
	March 29,	March 30,
	2013	2012

Revenues	$2,802.5	$2,361.5
Cost of revenues	(2,651.3)	(2,203.2)
General and administrative expenses	(22.7)	(20.0)
Acquisition-related expenses	—	(5.6)
Equity in income (loss) of unconsolidated joint ventures	24.1	28.7
Operating income (loss)	152.6	161.4
Interest expense	(21.1)	(9.8)
Other income (expenses)	(2.5)	2.5
Income (loss) before income taxes	129.0	154.1
Income tax expense	(42.2)	(48.6)
Net income (loss) including noncontrolling interests	86.8	105.5
Noncontrolling interests in income of consolidated subsidiaries	(14.9)	(25.8)
Net income (loss) attributable to URS	$71.9	$79.7

Earnings per share:
Basic	$0.97	$1.08
Diluted	$0.96	$1.07
Weighted-average shares outstanding:
Basic	74.4	74.0
Diluted	74.9	74.3

Cash dividends declared per share	$0.21	$0.20

URS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(In millions)

	Three Months Ended
	March 29,	March 30,
	2013	2012
Cash flows from operating activities:
Net income (loss) including noncontrolling interests	$86.8	$105.5
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	39.9	20.0
Amortization of intangible assets	27.6	17.2
Amortization of debt issuance costs and discount/premium	0.1	0.8
Foreign currency (gains) losses related to foreign currency derivatives and intercompany loans	2.5	(2.5)
Normal profit	(0.6)	1.4
Provision for doubtful accounts	1.1	1.4
Loss (gain) on disposal of property and equipment	(1.0)	—
Deferred income taxes	(6.9)	2.1
Stock-based compensation	11.0	11.3
Excess tax benefits from stock-based compensation	—	(0.4)
Equity in income of unconsolidated joint ventures	(24.1)	(28.7)
Dividends received from unconsolidated joint ventures	23.1	18.6
Changes in operating assets, liabilities and other, net of effects of business acquisitions:
Accounts receivable and costs and accrued earnings in excess of billings on contracts	88.8	(68.8)
Inventory	1.4	(0.5)
Other current assets	3.0	(5.4)
Advances to unconsolidated joint ventures	—	(5.7)
Accounts payable, accrued salaries and employee benefits, and other current liabilities	(129.9)	(20.1)
Billings in excess of costs and accrued earnings on contracts	(12.5)	(65.5)
Other long-term liabilities	35.2	(4.1)
Other long-term assets	(95.8)	2.7
Total adjustments and changes	(37.1)	(126.2)
Net cash from operating activities	49.7	(20.7)
Cash flows from investing activities:
Proceeds from disposal of property and equipment	3.4	9.5
Investments in unconsolidated joint ventures	(0.1)	(4.0)
Changes in restricted cash	1.9	1.7
Capital expenditures, less equipment purchased through capital leases and equipment notes	(25.0)	(17.8)
Net cash from investing activities	(19.8)	(10.6)

URS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS – UNAUDITED (continued)
(In millions)

	Three Months Ended
	March 29,	March 30,
	2013	2012
Cash flows from financing activities:
Borrowings from long-term debt	—	998.9
Payments on long-term debt	(1.2)	(1.6)
Borrowings from revolving line of credit	255.0	50.0
Payments on revolving line of credit	(234.5)	(73.6)
Net payments under foreign lines of credit and short-term notes	(2.3)	(8.9)
Net change in overdrafts	(31.4)	0.6
Payments on capital lease obligations	(4.5)	(2.6)
Payments of debt issuance costs	—	(8.7)
Excess tax benefits from stock-based compensation	—	0.4
Proceeds from employee stock purchases and exercises of stock options	6.3	1.0
Distributions to noncontrolling interests	(15.7)	(15.5)
Contributions and advances from noncontrolling interests	0.8	0.5
Dividends paid	(14.9)	—
Repurchases of common stock	(45.1)	(40.0)
Net cash from financing activities	(87.5)	900.5
Net change in cash and cash equivalents	(57.6)	869.2
Effect of foreign exchange rate changes on cash and cash equivalents	(8.1)	4.3
Cash and cash equivalents at beginning of period	314.5	436.0
Cash and cash equivalents at end of period	$248.8	$1,309.5

Supplemental information:
Interest paid	$6.3	$7.3
Taxes paid	$10.2	$8.8

Supplemental schedule of non-cash investing and financing activities:
Equipment acquired with capital lease obligations and equipment note obligations	$17.8	$3.9
Cash dividends declared but not paid	$16.0	$15.2

URS CORPORATION AND SUBSIDIARIES
RECONCILIATION SCHEDULE OF GAAP TO NON-GAAP MEASURES

Net income and diluted EPS, excluding the impact of acquisition-related expenses in the table below is not computed in accordance with generally accepted accounting principles (“GAAP”).  We present these amounts to demonstrate their impact.  These non-GAAP measures are useful to us, and may be useful to investors, because they permit a comparison of the actual or expected performance of our ongoing business with the actual performance of our business in prior periods.  Net income and diluted EPS excluding the impact of acquisition-related expenses should not be used as a substitute for net income and diluted EPS prepared in conformity with GAAP, or as a GAAP measure of profitability or cash flows.

Below is the reconciliation of net income and diluted EPS, before the impact of acquisition-related expenses, to GAAP net income and diluted EPS for the three months ended March 30, 2012.

	Three Months Ended March 30, 2012
(In millions, except per share data)	Net Income	Diluted EPS
Before the impact of acquisition-related expenses	$83.1	$1.12
Acquisition-related expenses, net of tax	(3.4)	(.05)
Net income and diluted EPS	$79.7	$1.07

URS CORPORATION AND SUBSIDIARIES
BOOK OF BUSINESS

(In millions)	Infrastructure & Environment	Federal Services	Energy & Construction	Oil & Gas	Total
As of March 29, 2013
Backlog	$3,173.0	$3,067.5	$5,878.0	$679.4	$12,797.9
Option years	178.7	2,665.8	2,019.1	—	4,863.6
Indefinite delivery contracts	2,375.9	3,232.3	236.0	655.5	6,499.7
Total book of business	$5,727.6	$8,965.6	$8,133.1	$1,334.9	$24,161.2

As of December 28, 2012
Backlog	$3,028.4	$3,476.9	$5,947.1	$823.8	$13,276.2
Option years	197.3	2,728.1	2,056.8	—	4,982.2
Indefinite delivery contracts	2,572.4	3,238.7	236.0	611.7	6,658.8
Total book of business	$5,798.1	$9,443.7	$8,239.9	$1,435.5	$24,917.2

	March 29,	December 28,
(In millions)	2013	2012
Backlog by market sector:
Federal	$5,966.5	$6,546.5
Infrastructure	2,983.9	2,957.6
Oil & Gas	1,453.6	1,461.3
Power	1,417.4	1,416.1
Industrial	976.5	894.7
Total backlog	$12,797.9	$13,276.2

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URS CORPORATION AND SUBSIDIARIES
REVENUES AND OPERATING INCOME (LOSS) BY DIVISION

	Three Months Ended
(In millions)	March 29,	March 30,
	2013	2012
Revenues
Infrastructure & Environment	$933.4	$964.2
Federal Services	678.2	717.1
Energy & Construction	664.8	725.7
Oil & Gas (1)	583.8	—
Inter-segment eliminations	(57.7)	(45.5)
Total revenues	$2,802.5	$2,361.5
Operating income (loss)
Infrastructure & Environment	$41.3	$45.9
Federal Services	99.1	93.0
Energy & Construction	27.1	48.1
Oil & Gas (1)	7.8	—
Corporate	(22.7)	(25.6)
Total operating income (loss)	$152.6	$161.4

(1)	The operating results of Flint were included in the three months ended March 29, 2013, but not in the corresponding period ended March 30, 2012, as we completed the acquisition in May 2012.

URS CORPORATION AND SUBSIDIARIES
REVENUE BREAKDOWN BY DIVISION AND MARKET SECTOR

Amounts shown in the table below are net of eliminations.

(In millions)	Federal	Infrastructure	Oil and Gas	Power	Industrial	Total
Three months ended March 29, 2013
Infrastructure & Environment	$163.6	$383.0	$141.2	$45.1	$172.4	$905.3
Federal Services	677.9	—	—	—	—	677.9
Energy & Construction	226.9	53.2	89.2	167.8	109.5	646.6
Oil & Gas (1)	—	—	572.7	—	—	572.7
Total	$1,068.4	$436.2	$803.1	$212.9	$281.9	$2,802.5

Three months ended March 30, 2012
Infrastructure & Environment	$179.3	$384.3	$124.7	$55.4	$183.5	$927.2
Federal Services	717.0	—	—	—	—	717.0
Energy & Construction	277.0	53.7	38.5	236.6	111.5	717.3
Oil & Gas (1)	—	—	—	—	—	—
Total	$1,173.3	$438.0	$163.2	$292.0	$295.0	$2,361.5

(1)	The operating results of Flint were included in the three months ended March 29, 2013, but not in the corresponding period ended March 30, 2012, as we completed the acquisition in May 2012.